Exhibit 99(b)

Household Finance Corporation
HRSI Funding, Inc. II
Household Private Label Credit Card Master Note Trust I, Series 2001-2


Original Class A Principal                     550,000,000.00
Number of Class A Bonds (000's)                    550,000.00
Original Class B Principal                      74,050,000.00
Number of Class B Bonds (000's)                     74,050.00


Distribution Date                                                2002 Totals

CLASS A
-------
Class A Principal Distributions                                            0.00
Class A Interest                                                  27,225,000.00


CLASS B
-------
Class B Principal Distributions                                            0.00
Class B Interest                                                   1,685,442.88